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SECOND BANCORP, INCORPORATED AND SUBSIDIARY
STATEMENT 11  RE:   COMPUTATION OF EARNINGS PER SHARE

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
(Dollars in Thousands, Except Per Share Data)             Three Months Ended               Six Months Ended
                                                               June 30                          June 30
                                                               ------                           -------
                                                         1995            1994             1995            1994
                                                         ----            ----             ----            ----
PRIMARY:
Average shares outstanding                             2,518,701       2,495,904        2,515,224       2,493,645
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price.                              9,731          10,383            8,912          10,416
                                                       ---------       ---------        ---------       ---------
                                                       2,528,432       2,506,287        2,524,136       2,504,061

Net income applicable to Common Stock                     $1,546          $1,317           $3,008          $2,626

Per share amount                                           $0.61           $0.53            $1.19           $1.05


FULLY DILUTED:
Average shares outstanding                             2,518,701       2,495,904        2,515,224       2,493,645
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price or period-
  end market price, whichever is higher.                  15,754          11,301           15,754          11,429
Assumed conversion of $1.50 Preferred
  Stock Series A-1                                       800,853         803,420          802,093         803,420
                                                       ---------       ---------        ---------       ---------
                                                       3,335,308       3,310,625        3,333,071       3,308,493

Net income                                                $1,815          $1,586           $3,546          $3,165

Per share amount                                           $0.54           $0.48            $1.06           $0.96
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